Exhibit 99.2

Second Quarter 2006 Earnings Conference Call July 26, 2006 SMURFIT-STONE

Table of Contents Earnings summary Segment reviews Strategic initiatives status Financial review Outlook Safe Harbor This presentation contains statements relating to future results. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in the company’s annual report on form 10-K for the year ended December 31, 2005, as updated from time to time in the company’s Securities and Exchange Commission filings. Contact Information John Haudrich Stephanie Meiners (314) 746-1266 (314) 746-1211 jhaudrich@smurfit.com smeiners@smurfit.com Statements Relating to Non-U.S. GAAP Financial Measures During the course of this presentation, certain non-U.S. GAAP financial information will be presented. A reconciliation of those numbers to U.S. GAAP financial measures is included in the company’s first quarter 2006 earnings press release available on the company’s website at www.smurfit-stone.com

Earnings Summary 2Q 06 EPS less Unusual Items EPS (0.17) (0.03) 0.04 FX Loss 0.03 Restructuring Charges EPS Less Unusual 0.07 Early Extinguishment of Debt($0.18)($0.15)($0.12)($0.09)($0.06)($0.03)$0.00Fully Diluted EPS

Earnings Summary Quarterly Highlights Sequential earnings in-line with previous guidance Containerboard & Corrugated Container results better than expected Pleased with sale of Consumer Packaging segment Progress on strategic initiative cost reduction efforts

Segment Reviews

Containerboard and Corrugated Containers

	2Q 06	1Q 06	2Q 05
Operating Profit ($ in Millions)	$ 118	$ 10	$ 94
Mill Operating Rates	100.0%	96.9%	92.0%
Containerboard Production (M Tons)	1,860	1,771	1,852
Avg. Sequential Domestic Linerboard Price Increase	10.1%	10.1%	N/A
Avg. Day Box Shipments (MSF/Day)	320.1	314.4	318.5
Avg. Sequential Corrugated Price Increase	4.3%	3.3%	N/A

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SMURFIT-STONE

Segment Reviews Consumer Packaging ($ in Millions) 2Q 061Q 062Q 05Operating Profit 12$ 16$ 21$

Segment Reviews Reclamation ($ in Millions) 2Q 061Q 062Q 05Operating Profit4$ 4$ 6$ Fiber Reclaimed & Brokered (M tons)1,6301,6661,662

Corporate Activities ($ in Millions) Unusual items Corporate expenses flatInterest expense up $4 million due to higher interest rates and borrowings (Detailed schedule in the Appendix)

Strategic Initiatives Status Benefits Summary ($ in Millions) Revised Targets (To Exclude Consumer Packaging)6004802805254202400100200300400500600700200620072008Original TargetAdjusted Target Qtrly Benefits Vs. Baseline 0 25 50 75 100 1Q 06 2Q 06 3Q 06 4Q 06 33 38 45 45 Actual Target

Strategic Initiatives Status Key Initiative Measures * Measure 2Q 06 Cumulative Mill closures 0 2 Container plant closures announcements 3 8 Additional Corrugator shut downs 0 2 Headcount reduction (ex-Consumer sale) 1.5% 9.5% Reduction in roll stock inventories 5.9% 17.3% * - 3 additional closures announced in early July 06

Financial Review 2Q 06 Adjusted EBITDA Roll Forward ($ in Millions) 1Q 06 Adjusted EBITDA $83 Price/Vol Change $250 $0 $85 $25 Cost Inflation Timing/ Seasonality ($12) 2Q 06 Adjusted EBITDA $100 $50 $12* $193 $150 $200 Initiative Benefits * Net of execution and transitional costs (materials, maintenance, etc.)

Financial Review Summary of Sale of Consumer Packaging ($ in Millions, unless otherwise noted) Closing Date: June 30, 2006 Purchaser: A company formed by Texas Pacific GroupSales Price: $1.04 billion, subject to post-closing adjustments Accretive Net proceeds and debt repayment: Prepaid debt had a weighted average interest rate of 8.2% Pro-forma interest expense reduction is $82 Sales price$1,040Less: Consumer A/R sold to SSCC securitization126*Fees and expenses12Net proceeds$902Revolving credit payment$218Term loan prepayments2409.25% Sr. notes prepayment2989.75% Sr. notes prepayment102Other debt20Debt repayment$878Tender premium and fees24Applicaton of net proceeds$902* - A/R securitization program payments will occur in 2H 06

Financial Review Other Key Measures ($ in Millions) Debt at 6/30/06: Reported debt: $3,815 Off balance sheet debt: $527 Revolving credit availability: $522 Capital Expenditures: 2Q 06 actual: $83 FY 2006 estimate: $320 Reported Debt3,0003,5004,0004,5005,0001Q052Q053Q054Q051Q062Q06

Outlook Fav(Unfav) TrendCategoryY/Y Packaging Demand GrowthAverage Corrugated Container PricesFavorable Cost Trends- Employee Benefit Costs- Virgin Fiber (Barring Severe Weather)Unfavorable Cost Trends- Freight- Recycled FiberBenefit from Strategic Initiatives

Q&A

Appendix: Other Expense Other Expense2Q 061Q 062Q 05Corporate Expense47$ 46$ 43$ Foreign Currency Translation Loss14(2)(5)Interest Expense, Net969286Loss on Early Extinguishment of Debt28Restructuring Charges1393Gain on Sale of Fixed Assets(1)(23)Other(1)6(11)196$ 128$ 116$